Exhibit 31.1

Rule 13a-14(a)

CERTIFICATION

I, Robert E. Tavares, hereby certify that:

1. I have reviewed this Amendment No. 1 on Form 10-K/A, of API Technologies Corp. for the year ended November 30, 2015; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 24, 2016

/s/ Robert E. Tavares
Robert E. Tavares President and Chief Executive Officer